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                                   EXHIBIT 21
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                                                                    EXHIBIT 21



                              BancTEXAS Group Inc.

                            SIGNIFICANT SUBSIDIARIES


     The following is a list of all subsidiaries of the Company and the jurisdiction of incorporation or organization. The two nonbank subsidiaries are 100% owned by BTX.

                                                         Jurisdiction of
                                                         Incorporation
                     Name                                or Organization
                     ----                                ---------------

     NONBANK SUBSIDIARIES
     --------------------


     CSWI International Finance N.V.                     Netherlands Antilles

     Sundowner Corporation                               Nevada


          Sundowner Corporation
          owns 100% of:

               BankTEXAS                                 National Bank
               National Association


          BankTEXAS N.A. owns 100% of:

               BancTEXAS Services Inc.                   Delaware